Exhibit 99.1

Pixelworks Reports First Quarter 2019 Financial Results

First quarter revenue increased 9% year-over-year with strong growth in Video Delivery and Mobile

SAN JOSE, Calif., May 2, 2019 - Pixelworks, Inc. (NASDAQ: PXLW), a leading provider of power efficient visual processing solutions, today announced financial results for the first quarter ended March 31, 2019.

First Quarter and Recent Highlights

•	Video Delivery revenue grew 64% year-over-year, and Mobile revenue increased over 250%, including mobile-related licensing revenue

•	Recognized net gain of $3.9 million on the sale of non-strategic patents

•	Unveiled 5th generation Iris visual processor and began pre-production sampling to multiple mobile OEMs

•	Announced cooperative agreement with Qualcomm to provide a subset of Pixelworks Iris features as a software-only solution optimized for Snapdragon™ 855 mobile platforms

•	Black Shark incorporated Iris visual processor into its newest gaming smartphone, the Black Shark 2

•	Launched TrueCut®, an end-to-end video optimization platform, extending cinematic motion and HDR across mobile, home-entertainment and cinema applications

•	YouKu selected TrueCut as part of a multi-year marketing and license agreement to jointly advance the ecosystem for HDR quality video on mobile devices in China

President and CEO of Pixelworks, Todd DeBonis, commented, “First quarter revenue of $16.6 million included strong year-over-year growth in Video Delivery and Mobile on increased demand for both our Iris and XCode families of processors. Additionally, higher mobile-related licensing revenue resulted in better than expected gross margin, contributing to quarterly EPS being at the high-end of guidance. As anticipated, we also successfully monetized certain non-strategic patents acquired as part of ViXS, resulting in the recognition of a $3.9 million net gain in the first quarter.

“Since the beginning of the year, we’ve announced a series of new wins and strategic agreements with industry leading customers and ecosystem partners. In addition to sampling our new 5th generation Iris device to multiple mobile OEMs, we also significantly expanded our visual processing product portfolio with the introduction of Pixelworks’ first software-only solutions for mobile applications. These included a cooperative agreement with Qualcomm to offer our advanced display calibration software on Snapdragon mobile platforms, as well as the launch of Pixelworks’ TrueCut video optimization platform for cinematic motion and HDR. In conjunction with the commercial launch of TrueCut, we announced a multi-year marketing and license agreement with YouKu to jointly advance the ecosystem for high-quality HDR video on mobile devices in China.”

DeBonis concluded, “Pixelworks’ value proposition and the growing market opportunity for our advanced visual processing and video delivery technology are becoming significantly more pervasive in the current ‘Golden Age’ of content creation. Looking forward, our robust pipeline of engagements for our chip-based solutions combined with the expanding opportunities for our new software-only offerings are expected to contribute to incremental wins and momentum over the course of 2019.”

First Quarter 2019 Financial Results
Revenue in the first quarter of 2019 was $16.6 million, compared to $20.5 million in the fourth quarter of 2018 and $15.3 million in the first quarter of 2018. The year-over-year increase in revenue reflects a combination of growth in the Video Delivery and Mobile end markets.

On a GAAP basis, gross profit margin in the first quarter of 2019 was 50.9%, compared to 53.1% in the fourth quarter of 2018 and 51.0% in the first quarter of 2018. GAAP operating expenses in the first quarter of 2019 were $11.9 million, compared to $12.4 million in the fourth quarter of 2018 and $9.1 million in the year-ago quarter.

For the first quarter of 2019, the Company recorded a GAAP net loss of $29,000, or ($0.00) per share, which included a net gain of $3.9 million related to the sale of non-strategic patents, compared to a GAAP net loss of $1.6 million, or ($0.04) per share, in the fourth quarter of 2018 and a GAAP net loss of $598,000, or ($0.02) per share, in the year-ago quarter.

On a non-GAAP basis, first quarter 2019 gross profit margin was 53.3%, compared to 55.1% in the fourth quarter of 2018 and 54.2% in the first quarter of 2018. Non-GAAP operating expenses in the first quarter of 2019 were $10.3 million, compared to $10.3 million in the fourth quarter of 2018 and $7.8 million in the year-ago quarter.
Operating expenses in the fourth and first quarters of 2018 included the recognition of offsets to R&D of approximately $220,000 and $2.0 million, respectively, related to the Company’s since-completed co-development project with a large digital projector customer.

For the first quarter of 2019, the Company recorded a non-GAAP net loss of $1.6 million, or ($0.04) per share, compared to non-GAAP net income of $1.1 million, or $0.03 per diluted share, in the fourth quarter of 2018 and non-GAAP net income of $38,000, or $0.00 per diluted share, in the year-ago quarter.

Adjusted EBITDA in the first quarter of 2019 was ($464,000), compared to $1.8 million in the fourth quarter of 2018 and $1.3 million in the first quarter of 2018.

Business Outlook
For the second quarter of 2019, Pixelworks expects revenue to be in a range of between $17.5 million and $18.5 million, reflecting anticipated seasonal growth in the Digital Projection market and continued year-over-year momentum in the Company’s Mobile and Video Delivery businesses. Additional guidance will be provided as part of the Company’s earnings conference call.

Conference Call Information
Pixelworks will host a conference call today, May 2, 2019, at 2:00 p.m. Pacific Time, which can be accessed by calling 1-877-359-9508 and using passcode 3885227. A Web broadcast of the call can be accessed by visiting the Company's investor page at www.pixelworks.com. For those unable to listen to the live Web broadcast, it will be archived for at least 30 days. A replay of the conference call will also be available through Thursday, May 9, 2019, and can be accessed by calling 1-855-859-2056 and using passcode 3885227.

About Pixelworks, Inc.
Pixelworks creates, develops and markets high-efficiency visual display processing and advanced video delivery solutions for the highest quality display and streaming applications. The Company has a 20-year history of delivering image processing innovation to providers of leading-edge consumer electronics and professional displays, as well as video delivery and streaming solutions. The Company is headquartered in San Jose, Calif. For more information, please visit the company’s Web site at www.pixelworks.com.

Note: Pixelworks, the Pixelworks logo and TrueCut are registered trademarks of Pixelworks, Inc. All other trademarks are the property of their respective owners.

Non-GAAP Financial Measures
This earnings release makes reference to non-GAAP gross profit margins, non-GAAP operating expenses, non-GAAP net income (loss) and non-GAAP net income (loss) per share, which exclude gain on sale of patents, inventory step-up and backlog amortization, amortization of acquired intangible assets, stock-based compensation expense, restructuring expenses, gain on extinguishment of convertible debt, and discount accretion on convertible debt fair value which are all required under GAAP as well as the tax effect of the non-GAAP adjustments. The press release also makes reference to and reconciles GAAP net income (loss) and adjusted EBITDA, which Pixelworks defines as GAAP net income (loss) before interest income (expense) and other, net, income tax provision (benefit), depreciation and amortization, as well as the specific items listed above.

Pixelworks management uses these non-GAAP financial measures internally to understand, manage and evaluate the business and establish its operational goals, review its operations on a period to period basis, for compensation evaluations, to measure performance, and for budgeting and resource allocation. Pixelworks management believes it is useful for the Company and investors to review, as applicable, both GAAP information and non-GAAP financial measures to help assess the performance of Pixelworks’ continuing business and to evaluate Pixelworks’ future prospects. These non-GAAP measures, when reviewed together with the GAAP financial information, provide additional transparency and information for comparison and analysis of operating performance and trends. These non-GAAP measures exclude certain items to facilitate management’s review of the comparability of our core operating results on a period to period basis.

In calculating the above non-GAAP results, management specifically adjusted for certain items related to the acquisition of ViXS Systems, Inc., including amortization of acquired intangible assets, and impact of inventory step up, both related to fair valuing the items, restructuring expenses related to a reduction in workforce and facility closure and consolidations, gain on debt extinguishment, and accretion on convertible debt. Management considers these items as either limited in term or having no impact on Pixelworks’ cash flows, and therefore has excluded such items to facilitate a review of current operating performance and comparisons to our past operating performance.

Because the Company’s non-GAAP financial measures are not calculated in accordance with GAAP, they may not necessarily be comparable to similarly titled measures employed by other companies. These non-GAAP financial measures should not be considered in isolation or as a substitute for the comparable GAAP measures, and should be read only in conjunction with the Company’s consolidated financial results as presented in accordance with GAAP. A reconciliation between GAAP and non-GAAP financial measures is included in this earnings release which is available in the investor relations section of the Pixelworks' website.

Safe Harbor Statement
This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements may be identified by use of terms such as “begin,” “continue,” “will,” “expect”, “believe,” “anticipate” and similar terms or the negative of such terms, and include, without limitation, statements about the Company’s digital projection, mobile and video delivery businesses, including market movement and demand, customer engagements, mobile wins and the timing thereof, growth in the mobile and video delivery markets, strategy, seasonality, the impact of our agreement as to non-strategic patents and additional guidance, particularly as to revenue for the second quarter of 2019. All statements other than statements of historical fact are forward-looking statements for purposes of this release, including any projections of revenue or other financial items or any statements regarding the plans and objectives of management for future operations. Such statements are based on management's current expectations, estimates and projections about the Company's business. These statements are not guarantees of future performance and involve numerous risks, uncertainties and assumptions that are difficult to predict. Actual results could vary materially from those contained in forward looking statements due to many factors, including, without limitation: our ability to execute on our strategy, including the integration of ViXS; competitive factors, such as rival chip architectures, introduction or traction by competing designs, or pricing pressures; the success of our products in expanded markets; current global economic challenges; changes in the digital display and projection markets; seasonality in the consumer electronics market; our efforts to achieve profitability from operations; our limited financial resources and our ability to attract and retain key personnel. More information regarding potential factors that could affect the Company's financial results and could cause actual results to differ materially from those discussed in the forward-looking statements is included from time to time in the Company's Securities and Exchange Commission filings, including its Annual Report on Form 10-K for the year ended December 31, 2018 as well as subsequent SEC filings.

The forward-looking statements contained in this release are as of the date of this release, and the Company does not undertake any obligation to update any such statements, whether as a result of new information, future events or otherwise.

- Financial Tables Follow -

PIXELWORKS, INC. CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (In thousands, except per share data) (Unaudited)

	Three Months Ended
	March 31,	December 31,	March 31,
	2019	2018	2018
Revenue, net	$16,648	$20,539	$15,292
Cost of revenue (1)	8,176	9,634	7,490
Gross profit	8,472	10,905	7,802
Operating expenses:
Research and development (2)	6,472	6,673	4,463
Selling, general and administrative (3)	5,460	5,310	4,614
Restructuring	—	429	19
Total operating expenses	11,932	12,412	9,096
Loss from operations	(3,460)	(1,507)	(1,294)
Gain on sale of patents	3,905	—	—
Interest income (expense) and other, net (4)	(66)	(82)	972
Total other income (expense), net	3,839	(82)	972
Income (loss) before income taxes	379	(1,589)	(322)
Provision for income taxes	408	52	276
Net loss	$(29)	$(1,641)	$(598)
Net loss per share - basic and diluted	$(0.00)	$(0.04)	$(0.02)
Weighted average shares outstanding - basic and diluted	37,247	36,736	35,183
——————
(1) Includes:
Amortization of acquired intangible assets	298	298	298
Stock-based compensation	95	93	66
Inventory step-up and backlog amortization	12	17	122
(2) Includes stock-based compensation	661	635	595
(3) Includes:
Stock-based compensation	933	910	539
Amortization of acquired intangible assets	84	101	101
(4) Includes:
Gain on debt extinguishment	—	—	(1,272)
Discount accretion on convertible debt fair value	—	—	69

PIXELWORKS, INC. RECONCILIATION OF GAAP AND NON-GAAP FINANCIAL INFORMATION * (In thousands, except per share data) (Unaudited)

	Three Months Ended
	March 31,	December 31,	March 31,
	2019	2018	2018
Reconciliation of GAAP and non-GAAP gross profit
GAAP gross profit	$8,472	$10,905	$7,802
Amortization of acquired intangible assets	298	298	298
Stock-based compensation	95	93	66
Inventory step-up and backlog amortization	12	17	122
Total reconciling items included in gross profit	405	408	486
Non-GAAP gross profit	$8,877	$11,313	$8,288
Non-GAAP gross profit margin	53.3%	55.1%	54.2%
Reconciliation of GAAP and non-GAAP operating expenses
GAAP operating expenses	$11,932	$12,412	$9,096
Reconciling item included in research and development:
Stock-based compensation	661	635	595
Reconciling items included in selling, general and administrative:
Stock-based compensation	933	910	539
Amortization of acquired intangible assets	84	101	101
Restructuring	—	429	19
Total reconciling items included in operating expenses	1,678	2,075	1,254
Non-GAAP operating expenses	$10,254	$10,337	$7,842
Reconciliation of GAAP and non-GAAP net income (loss)
GAAP net loss	$(29)	$(1,641)	$(598)
Reconciling items included in gross profit	405	408	486
Reconciling items included in operating expenses	1,678	2,075	1,254
Reconciling items included in total other income (expense), net	(3,905)	—	(1,203)
Tax effect of non-GAAP adjustments	219	237	99
Non-GAAP net income (loss)	$(1,632)	$1,079	$38
Non-GAAP net income (loss) per share:
Basic	$(0.04)	$0.03	$0.00
Diluted	$(0.04)	$0.03	$0.00
Non-GAAP weighted average shares outstanding:
Basic	37,247	36,736	35,183
Diluted	37,247	38,320	37,306

*Set forth above are reconciliations of the non-GAAP financial measure to the most directly comparable GAAP financial measure. The non-GAAP financial measure disclosed by the company has limitations and should not be considered a substitute for, or superior to, the financial measure prepared in accordance with GAAP, and the reconciliations from GAAP to Non-GAAP actuals should be carefully evaluated. Please refer to "Non-GAAP Financial Measures” in this document for an explanation of the adjustments made to the comparable GAAP measures, the ways management uses the non-GAAP measures, and the reasons why management believes the non-GAAP measures provide useful information for investors.

PIXELWORKS, INC. RECONCILIATION OF GAAP AND NON-GAAP EARNINGS PER SHARE (Figures may not sum due to rounding) (Unaudited)

	Three Months Ended
	March 31,		December 31,		March 31,
	2019		2018		2018
	Dollars per share		Dollars per share		Dollars per share
	Basic	Diluted	Basic	Diluted	Basic	Diluted
Reconciliation of GAAP and non-GAAP net income (loss)
GAAP net loss	$0.00	$0.00	$(0.04)	$(0.04)	$(0.02)	$(0.02)
Reconciling items included in gross profit	0.01	0.01	0.01	0.01	0.01	0.01
Reconciling items included in operating expenses	0.05	0.05	0.06	0.05	0.04	0.03
Reconciling items included in total other income (expense), net	(0.10)	(0.10)	—	—	(0.03)	(0.03)
Tax effect of non-GAAP adjustments	0.01	0.01	0.01	0.01	—	—
Non-GAAP net income (loss)	$(0.04)	$(0.04)	$0.03	$0.03	$0.00	$0.00

*Set forth above are reconciliations of the non-GAAP financial measure to the most directly comparable GAAP financial measure. The non-GAAP financial measure disclosed by the company has limitations and should not be considered a substitute for, or superior to, the financial measure prepared in accordance with GAAP, and the reconciliations from GAAP to Non-GAAP actuals should be carefully evaluated. Please refer to "Non-GAAP Financial Measures” in this document for an explanation of the adjustments made to the comparable GAAP measures, the ways management uses the non-GAAP measures, and the reasons why management believes the non-GAAP measures provide useful information for investors.

PIXELWORKS, INC. RECONCILIATION OF GAAP AND NON-GAAP GROSS PROFIT MARGIN * (Figures may not sum due to rounding) (Unaudited)

	Three Months Ended
	March 31,	December 31,	March 31,
	2019	2018	2018
Reconciliation of GAAP and non-GAAP gross profit margin
GAAP gross profit margin	50.9%	53.1%	51.0%
Amortization of acquired intangible assets	1.8	1.5	1.9
Stock-based compensation	0.6	0.5	0.4
Inventory step-up and backlog amortization	0.1	0.1	0.8
Total reconciling items included in gross profit	2.4	2.0	3.2
Non-GAAP gross profit margin	53.3%	55.1%	54.2%

*Set forth above are reconciliations of the non-GAAP financial measure to the most directly comparable GAAP financial measure. The non-GAAP financial measure disclosed by the company has limitations and should not be considered a substitute for, or superior to, the financial measure prepared in accordance with GAAP, and the reconciliations from GAAP to Non-GAAP actuals should be carefully evaluated. Please refer to "Non-GAAP Financial Measures” in this document for an explanation of the adjustments made to the comparable GAAP measures, the ways management uses the non-GAAP measures, and the reasons why management believes the non-GAAP measures provide useful information for investors.

PIXELWORKS, INC. RECONCILIATION OF GAAP AND NON-GAAP FINANCIAL INFORMATION * (In thousands) (Unaudited)

	Three Months Ended
	March 31,	December 31,	March 31,
	2019	2018	2018
Reconciliation of GAAP net loss and adjusted EBITDA
GAAP net loss	$(29)	$(1,641)	$(598)
Gain on sale of patents	(3,905)	—	—
Stock-based compensation	1,689	1,638	1,200
Amortization of acquired intangible assets	382	399	399
Tax effect of non-GAAP adjustments	219	237	99
Inventory step-up and backlog amortization	12	17	122
Restructuring	—	429	19
Gain on debt extinguishment	—	—	(1,272)
Discount accretion on convertible debt fair value	—	—	69
Non-GAAP net income (loss)	$(1,632)	$1,079	$38
EBITDA adjustments:
Depreciation and amortization	$913	$873	$826
Non-GAAP Interest expense and other, net	66	82	231
Non-GAAP provision (benefit) for income taxes	189	(185)	177
Adjusted EBITDA	$(464)	$1,849	$1,272

*Set forth above are reconciliations of the non-GAAP financial measure to the most directly comparable GAAP financial measure. The non-GAAP financial measure disclosed by the company has limitations and should not be considered a substitute for, or superior to, the financial measure prepared in accordance with GAAP, and the reconciliations from GAAP to Non-GAAP actuals should be carefully evaluated. Please refer to "Non-GAAP Financial Measures” in this document for an explanation of the adjustments made to the comparable GAAP measures, the ways management uses the non-GAAP measures, and the reasons why management believes the non-GAAP measures provide useful information for investors.

PIXELWORKS, INC. CONDENSED CONSOLIDATED BALANCE SHEETS (In thousands) (Unaudited)

	March 31, 2019	December 31, 2018
ASSETS
Current assets:
Cash and cash equivalents	$17,346	$17,944
Short-term marketable securities	6,566	6,069
Accounts receivable, net	5,853	6,982
Inventories	3,018	2,954
Prepaid expenses and other current assets	2,828	1,494
Total current assets	35,611	35,443
Property and equipment, net	5,409	6,151
Operating lease right of use assets	5,658	—
Other assets, net	1,700	1,132
Acquired intangible assets, net	3,826	4,208
Goodwill	18,407	18,407
Total assets	$70,611	$65,341
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$2,647	$2,116
Accrued liabilities and current portion of long-term liabilities	13,780	14,823
Current portion of income taxes payable	440	263
Total current liabilities	16,867	17,202
Long-term liabilities, net of current portion	700	1,017
Operating lease liabilities, net of current portion	3,900	—
Income taxes payable, net of current portion	2,342	2,299
Total liabilities	23,809	20,518
Shareholders’ equity	46,802	44,823
Total liabilities and shareholders’ equity	$70,611	$65,341

Contacts:
Investor Contact
Shelton Group
Brett Perry
P: +1-214-272-0070
E: bperry@sheltongroup.com

Company Contact
Pixelworks, Inc.
Steven Moore
P: +1-408-200-9221
E: smoore@pixelworks.com